Exhibit 99.1

Berenson Acquisition Corp. I Receives Noncompliance Notification from the New York Stock

Exchange Regarding Minimum Public Stockholders

New York, New York, January 25, 2024 — Berenson Acquisition Corp. I (the “Company”) announced it had received a notification dated January 19, 2024 (the “Notice”) from the staff of NYSE Regulation of the New York Stock Exchange (“NYSE Regulation”) indicating that the Company is not currently in compliance with Section 1003(b)(i)(B) of the NYSE American LLC Company Guide (the “Company Guide”), which requires the Company to maintain a minimum of 300 public stockholders on a continuous basis.

In accordance with Section 1009 of the Company Guide, the Company has been provided with a period of 30 days to respond with a plan advising of actions it has taken or will take to regain compliance with the minimum public shareholders requirement by September 30, 2024. The staff of NYSE Regulation will review the business plan. If NYSE Regulation accepts the plan, the Company will be notified in writing and will be subject to periodic reviews including quarterly monitoring for compliance with such plan. If NYSE Regulation does not accept the plan, the Company will be subject to delisting procedures.

The Company intends to submit a plan to regain compliance with the continued listing standards within the required timeframe. The Company expects that upon completion of an initial business combination it will have at least 300 public stockholders. The Notice has no immediate impact on the Company’s Class A common stock, and provided NYSE Regulation approves the plan, the Company’s Class A common stock is expected to continue to be listed and traded on the NYSE American LLC through September 30, 2024, subject to the Company’s compliance with other NYSE listing standards and periodic review by NYSE Regulation of the Company’s progress under the plan.

About Berenson Acquisition Corp. I

The Company is a special purpose acquisition corporation focused on identifying a leading technology-enabled services or software company led by a passionate management team of subject matter experts.

The Company is affiliated with Berenson Holdings LLC (“Berenson”), a merchant bank founded in 1990 with two principal lines of business: investment banking and private equity investing. Berenson was co-founded by Jeffrey Berenson, the former head of M&A and founder and co-head of merchant banking at Merrill Lynch, and is a trusted financial advisor to executives, founders, boards, family offices, financial sponsors, pension funds and government-related entities seeking to drive transformational growth as well as other value creation and preservation initiatives. On December 22, 2023, the Company entered into a definitive business combination agreement with Custom Health Inc., a Delaware corporation, and Continental Merger Sub Inc., a Delaware corporation and wholly-owned direct subsidiary of the Company.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s plan to submit a business plan advising of actions it has taken or will take to regain compliance with the minimum public shareholders requirement by September 30, 2024. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Factors that may cause such differences include, without limitation, the Company’s ability to timely prepare a business plan advising of actions it has taken or will take to regain compliance with the minimum public shareholders requirement by September 30, 2024, and other risks and uncertainties indicated from time to time in filings with the SEC, including the definitive proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, in each case under the heading “Risk Factors,” and other documents the Company has filed, or will file, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Berenson Acquisition Corp. I

Josh Woodbridge

ir@berensonacquisitioncorp.com

http://www.berensonacquisitioncorp.com

Media Contact:

Prosek Partners

Forrest Gitlin

FGitlin@prosek.com